Exhibit a(2) under Form N-1A
Exhibit 3 (i) under Item 601/Reg. S-K

FEDERATED INSURANCE SERIES
Amendment No. 23 to the
AMENDED AND RESTATED DECLARATION OF TRUST

Dated July 16, 2004

The Amended and Restated Declaration of Trust is amended as follows:

A.           Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

Section 5.  Establishment and Designation of Series or Class.

Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

Federated American Leaders Fund II
Primary Shares
Service Shares
Federated Capital Appreciation Fund II
Primary Shares
Service Shares
Federated Capital Income Fund II
Federated Equity Income Fund II
Federated Fund for U.S. Government Securities II
Federated High Income Bond Fund II
Primary Shares
Service Shares
Federated International Equity Fund II
Federated International Small Company Fund II
Federated Kaufmann Fund II
Primary Shares
Service Shares
Federated Market Opportunity Fund II
Service Shares
Federated Mid Cap Growth Strategies Fund II
Federated Prime Money Fund II
Federated Quality Bond Fund II
Primary Shares
Service Shares

The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Amended and Restated Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 15th day of November, 2007.
WITNESS the due execution hereof this 15th day of November, 2007, to become effective on April 28, 2008.

/s/ John F. Donahue                                                      /s/ Peter E. Madden
John F. Donahue                                                                Peter E. Madden

/s/ Thomas G. Bigley                                                      /s/ Charles F. Mansfield, Jr.
Thomas G. Bigley                                                                Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.                                                      /s/ John E. Murray, Jr.
John T. Conroy, Jr.                                                                John E. Murray, Jr.

/s/ Nicholas P. Constantakis                                                      /s/ Thomas M. O’Neill
Nicholas P. Constantakis                                                                Thomas M. O’Neill

/s/ John F. Cunningham                                                      /s/ Marjorie P. Smuts
John F. Cunningham                                                                Marjorie P. Smuts

/s/ J. Christopher Donahue                                                      /s/ John S. Walsh
J. Christopher Donahue                                                                John S. Walsh

/s/ Lawrence D. Ellis, M.D.                                                      /s/ James F. Will
Lawrence D. Ellis, M.D.                                                                James F. Will